EXHIBIT 23.3

CONSENT OF TAX COUNSEL

We hereby consent to the filing of our opinion as Exhibit 8.1 to this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 and to all references to our firm included or made a part of this Registration Statement. In addition, we hereby consent to the discussion of our opinion in the Prospectus constituting part of this Registration Statement under the caption “Federal Income Tax Consequences.”

New York, New York

May 5, 2006

/s/ Arnold & Porter LLP
Arnold & Porter LLP